THE RBB FUND TRUST 485BPOS

Exhibit 99(h)(1)(xiv)

FIFTEENTH AMENDMENT TO THE

THE RBB FUND TRUST

FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date in the signature block, to the Fund Administration Servicing Agreement, dated as of October 22, 2015 as amended (the “Agreement”), is entered into by and between THE RBB FUND TRUST (f/k/a PENN Capital Funds Trust), a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a/U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to reflect the following fund name change; and:

●	Torray Equity Income Fund (f/k/a The Torray Fund)

WHEREAS, the parties desire to amend the Agreement to amend Exhibit A of the Agreement, the funds list of the Trust, to add the following funds; and:

●	Twin Oak Enhanced Fixed Income ETF

●	Twin Oak Hedged Opportunities ETF

●	Twin Oak Strategic Solutions ETF

WHEREAS, Section 11 of the Agreement provides that the Agreement may be amended by a written agreement executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

THE RBB FUND TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley

Name:	James G. Shaw	Name:	Greg Farley

Title:	CFO/COO & Secretary	Title:	Senior Vice President

Date:	1/16/2026	Date:	1/20/2026

EXHIBIT A to the Fund Administration Servicing Agreement

Separate Series of The RBB Fund Trust

Name of Series

Penn Capital Short Duration High Income Fund
Penn Capital Special Situations Small Cap Equity Fund
P/E Global Enhanced International Fund
Torray Equity Income Fund
First Eagle Global Equity ETF
First Eagle Overseas Equity ETF
Tweedy, Browne Insider + Value ETF
Longview Advantage ETF
Advent Convertible Bond ETF
Twin Oak Enhanced Credit ETF
Twin Oak Endure ETF
Twin Oak Active Opportunities II ETF
Twin Oak Active Opportunities III ETF
MUFG Japan Small Cap Active ETF
Tweedy, Browne International Insider + Value ETF
Wayfinder Dynamic U.S. Interest Rate ETF
Wayfinder Gold ETF
Wayfinder Oil ETF
Wayfinder Saber ETF
Wayfinder U.S. Dispersion ETF
Wayfinder U.S. Market Better Beta ETF
Pathfinder Disciplined US Equity ETF
Pathfinder Focused Opportunities ETF
Twin Oak Enhanced Fixed Income ETF
Twin Oak Hedged Opportunities ETF
Twin Oak Strategic Solutions ETF

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